Exhibit (d)(B)

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of January 6, 2017 by and between Asta Funding, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company, set forth on Schedule A hereto (each a “Stockholder” and, collectively, the “Stockholders”).

WITNESSETH:

WHEREAS, in contemplation of the Settlement Agreement (the “Settlement Agreement”) entered into at the time of the of the signing of this Agreement, by and among the Company and The Mangrove Partners Master Fund, Ltd., The Mangrove Partners Fund, L.P., Mangrove Partners Fund (Cayman), Ltd., Mangrove Partners, Mangrove Capital and Nathaniel August (collectively, “Mangrove”), the Company is offering to purchase in a tender offer no less than 5,314,009 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) held by stockholders (the “Repurchases”) other than the Stockholders;

WHEREAS, in connection with the Settlement Agreement and the Repurchases, and pursuant to the Securities Purchase Agreement entered into at the time of the signing of this Agreement, by and among Gary Stern and Mangrove, Gary Stern shall purchase for $10.35 per share any and all shares of Common Stock held by Mangrove owned beneficially or of record by Mangrove eleven business days following the expiration of the Tender Offer (the “Stub Purchase”);

WHEREAS, as of the date hereof each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the number of shares of Common Stock set forth opposite the name of such Stockholder on Schedule A hereto;

WHEREAS, the Special Committee (the “Special Committee”) of the Board of Directors of the Company (the “Board”) is aware of the potential impact of the Repurchases and the Stub Purchase on the voting ownership percentages of the Stockholders;

WHEREAS, the Special Committee has determined that it is desirable and in the best interests of the Company and its stockholders to effect the Repurchases and the Stub Purchase; and

WHEREAS, the parties hereto desire to set forth certain rights and obligations of the Stockholders in connection with the Repurchases and the Stub Purchase as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below intending to be legally bound, the parties hereto agree as follows:

1.     Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, “Affiliate” shall include any fund managed or advised by such Person or an Affiliate of such Person.

“Applicable Law” shall mean with respect to any Person, any supranational, national, federal, state, provincial, local or other law, constitution, treaty, convention, statute, ordinance, code, rule, regulation or common law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Authority, in each such case that is binding on or applicable to such Person, or its subsidiaries or its or their respective properties, assets or businesses.

“Business Day” shall mean a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Common Shares” shall mean, with respect to any Stockholder, all shares of Common Stock beneficially owned by such Stockholder as of the date hereof and as may be acquired during the period from the date of this Agreement through the Expiration Date.

“DGCL” shall mean the General Corporation Law of the State of Delaware, as the same may be amended from time to time.

“Expiration Date” shall mean the date that is the two-year anniversary of the signing of this Agreement.

“Governmental Authority” shall mean any supranational, national, federal, state, provincial, local or other government, department, authority, court, tribunal, commission, regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

“Organizational Documents” shall mean, with respect to any Person that is not a natural person, the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, certificate of formation, regulations, operating agreement, partnership agreement, certificate of limited partnership, trust agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof.

“Person” shall mean any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Authority (or any department, agency, or political subdivision thereof).

“Proceeding” shall mean any suit (whether civil, criminal, administrative, judicial or investigative), claim, action, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, criminal prosecution, investigation, in each case commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any other Person (irrespective of whether it is a Governmental Authority) or any mediator, arbitrator or arbitration panel.

“Threshold Percentage” shall mean forty-nine percent (49%).

2.     Share Voting Cap; Irrevocable Proxy. Subject to and conditioned upon the consummation of the Repurchases and the Stub Purchase of no less than 5,314,009 shares of Common Stock at a price of $10.35 per share, the parties hereto agree as follows for a period commencing upon the date of the consummation of the Repurchases and the Stub Purchase and ending on the date of termination of this Agreement pursuant to Section 7 hereof:

(a)     At every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company in lieu of such a meeting pursuant to Section 228 of the DGCL and Article II, Section 8 of the by-laws of the Company as amended to date (the “By-Laws”), the Stockholders (in their capacity as stockholders of the Company) shall have the right to vote all Common Shares held by the Stockholders collectively constituting no more than the Threshold Percentage of the total number of shares of Common Stock issued and outstanding as of the record date for voting on the matters presented at such meeting or taking action by written consent (the “Share Voting Cap”). For purposes of clarity, the Share Voting Cap shall be determined, from time to time, by reference to the total number of shares of Common Stock issued and outstanding as of the relevant record date (rather than as of the date hereof), and thus will take into account any issuances of shares of Common Stock and Common Stock issuable upon conversion or exercise of securities of the Company (to the extent such securities vote together with the Common Stock of the Company on any matters to be voted on by the Stockholders of the Company), through the exercise of stock options or otherwise, and the issuance of securities convertible into, or exchangeable for, shares of Common Stock, after the date hereof and prior to any such relevant record date.

(b)     Common Shares held or otherwise beneficially owned by Stockholders in excess of the Share Voting Cap (“Excess Shares”) shall be voted at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company in lieu of such a meeting pursuant to Section 228 of the DGCL, in a manner proportionate to the votes of all of the shares of Common Stock other than Common Shares which voted at such meeting or on such action or written consent.

(c)     In furtherance of the agreements herein and concurrently with the execution of this Agreement, each Stockholder shall deliver to the Company a proxy in the form attached hereto as Exhibit A (each such proxy, a “Proxy”), which shall be irrevocable to the fullest extent permissible by law and shall apply only to those Common Shares held by such Stockholder that constitute such Stockholder’s pro-rata portion of the Excess Shares.

(d)     Each Stockholder hereby represents and warrants to the Company that any proxies heretofore given by it in respect of its Common Shares are not irrevocable, that any such proxies have heretofore been effectively revoked, and that written notice of revocation of such proxies has been delivered to any such proxy holders.

(e)     Each Stockholder hereby affirms that the Proxy is given in connection with the Repurchases, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the Proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such Proxy may lawfully do or cause to be done by virtue hereof. Such Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL until the termination of this Agreement in accordance with its terms.

(f)     Each Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 2.

(g)     Each Stockholder shall not sell, transfer or assign any Common Shares to any Affiliate of such Stockholder that is not a party to this Agreement unless such transferee executes a joinder in the form acceptable to the Company. For the avoidance of doubt, upon the sale, transfer or assignment of Common Shares by a Stockholder to a third party who is not an Affiliate to such Stockholder, such Common Shares may be sold, transferred or assigned free and clear and without restriction under this Section 2.

3.     Representations and Warranties of the Stockholders. Each Stockholder hereby covenants, represents and warrants to the Company, severally and not jointly, and solely as to himself or itself and its Common Shares, as follows:

(a)     Ownership. Such Stockholder (i) is the beneficial owner of the Common Shares set forth opposite such Stockholder’s name on Schedule A hereto; (ii) does not own, control or have the right to vote as of the date hereof, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Common Shares set forth on Schedule A hereto; and (iii) has the sole right to vote, dispose of and exercise and holds sole power to issue instructions with respect to the matters set forth in Section 2 hereof and sole power to agree to all of the matters set forth in this Agreement with respect to all of such Stockholder’s Common Shares, with no limitations, qualifications or restrictions on such rights, subject to the terms of this Agreement.

(b)     Power; Binding Agreement. Such Stockholder has the legal capacity and all requisite power and authority to execute and deliver this Agreement and the Proxy, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder (as applicable) and no other actions on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(c)     No Conflicts. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by each Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with (A) any provisions of the Organizational Documents of such Stockholder or any entity owning Common Shares controlled or voted by such Stockholder or (B) any agreement to which such Stockholder is a party or by which such Stockholder’s Common Shares are bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree or any Applicable Law that is applicable to such Stockholder or any of such Stockholder’s Common Shares (other than such Securities and Exchange Commission filings that may be required by the Company or the Stockholders under the Exchange Act), except, in the case of (i)(B) above, as would not be reasonably expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder on a timely basis.

(d)     Reliance by the Company. Such Stockholder understands and acknowledges that the Company is consummating the Repurchases in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

4.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders as follows:

(a)     Power; Binding Agreement. The Company has the legal capacity and all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of each Stockholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)     No Conflicts. The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with (A) any provisions of the Organizational Documents of the Company or (B) any agreement to which the Company is a party or by which the Company’s assets may be bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, order or decree or any Applicable Law that is applicable to the Company, except, in the case of (i)(B) above, as would not reasonably be expected, either individually or in the aggregate, to impair the ability of the Company to perform its obligations hereunder on a timely basis.

5.     Indemnification.

(a)     The Company shall indemnify any Stockholder or any of its Affiliates or any of their respective past and the current directors, officers, employees, agents and representatives and their respective heirs, estates, trustees, successors, assignees and predecessors who was or is a party or is threatened to be made a party, arising out of, relating to or in connection this Agreement, the Settlement Agreement, the Securities Purchase Agreement, the Repurchases or the Stub Purchase, to any Proceeding, against any and all losses, claims, expenses (including attorneys’ fees), costs, liabilities, damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Stockholder in connection with such Proceeding; provided, however, that such Stockholder shall not be indemnified by the Company if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such Stockholder is seeking indemnification hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement, such Stockholder committed in bad faith, fraud or willful or intentional misconduct or criminal wrongdoing; provided, further, that such indemnification shall be made only to the extent insurance coverage held by the Company does not satisfy such losses, claims, expenses, costs, liabilities, damages, judgments, fines and amounts paid in settlement. Any indemnification provided hereunder shall be satisfied solely out of the assets of the Company (including available insurance coverage, if any), as an expense of the Company and, accordingly, no Stockholder shall be subject to personal liability by reason of these indemnification provisions.

(b)     Upon written request by a Stockholder, the Company shall promptly pay reasonable expenses incurred (or reasonably expected to be incurred) by such Stockholder in defending or investigating a Proceeding in advance of a final disposition of such Proceeding.

(c)     The indemnification and advancement of expenses provided by or granted pursuant to this Section 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the By-Laws or any agreement, contract, a vote of the Board or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the Stockholders shall be made to the fullest extent permitted by applicable law.

(d)     Such indemnification pursuant to this Section 5 shall be effective upon the date of this Agreement.

6.     Further Assurances. Subject to the terms and conditions of this Agreement, each party hereby agrees to execute and deliver, or cause to be executed and delivered, any additional documents and take, or cause to be taken, all actions, and do, or cause to be done, all things consistent with the terms of this Agreement as may be reasonably necessary in order to accomplish the transactions contemplated by this Agreement.

7.     Termination. This Agreement and each Proxy, and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect upon the earlier of (i) the date on which both the Settlement Agreement and the Securities Purchase Agreement are terminated, (ii) the day after the Expiration Date and (iii) the date on which the Company ceases to be a publicly-traded company or a reporting company subject to Section 13 or Section 15(d) of the Exchange Act. Notwithstanding the foregoing, nothing set forth in this Section 7 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any material breach of this Agreement prior to such termination. This Section 7 and Sections 1, 5, 6 and 8 (as applicable) shall survive any termination of this Agreement.

8.     Miscellaneous.

(a)     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the substance of this Agreement is consummated as originally contemplated to the fullest extent possible.

(b)     Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without prior written consent of all of the other parties hereto. Subject to the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each Stockholder will cause each Affiliate of such Stockholder who beneficially owns or acquires shares of Common Stock to become a party to this Agreement.

(c)     Amendments. This Agreement may be amended by the independent directors of the Board of the Company (as defined in Article III, Section 11 of the By-Laws) and by the Stockholders only by an instrument in writing signed on behalf of each of the parties hereto.

(d)     Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation at law or in equity, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity, without the requirement of posting a bond or other security.

(e)     Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier, or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

If to the Company, to:

Asta Funding, Inc.

Attention: Bruce R. Foster, Chief Financial Officer

210 Sylvan Avenue

Englewood Cliffs, NJ 07632

with a copy to (for information purposes only):

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, NY 10069

Attention: Kai Liekefett, Michael Swidler

Email: kliefefett@velaw.com, mswidler@velaw.com

Fax: (212-237-0100), (917) 849-5367

If to the Special Committee, to:

Asta Funding, Inc.

Attention: David Slackman, Chair of the Special Committee

210 Sylvan Avenue

Englewood Cliffs, NJ 07632

with a copy to (for informational purposes only):

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, NY 10111

Attention: Marc Powers

Email: mpowers@bakerlaw.com

If to the Stockholders, to:

Gary Stern

c/o Asta Funding, Inc.

210 Sylvan Avenue

Englewood Cliffs, NJ 07632

With a copy to (for informational purposes only):

Akerman LLP

666 Fifth Avenue, 20th Floor

New York, NY 10103

Attention: Wayne A. Wald, Palash Pandya

Email: wayne.wald@akerman.com; palash.pandya@akerman.com

Ricky Stern

At the address set forth in the books and records of the Company

Emily Stern

At the address set forth in the books and records of the Company

Arthur Stern

At the address set forth in the books and records of the Company

Asta Group, Incorporated

At the address set forth in the books and records of the Company

GMS Family Investors LLC

At the address set forth in the books and records of the Company

(f)     No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g)     No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto.

(h)     Governing Law. This Agreement and any Proceedings arising out of or related hereto or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity, and performance, without regard to the conflicts of law rules of such State that would refer a matter to the laws of another jurisdiction.

(i)     Consent to Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court located in the Borough of Manhattan in the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 8(e) or in any other manner permitted by Applicable Law.

(j)     Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(k)     Entire Agreement. This Agreement (together with any other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(l)     Interpretation.

(i)     Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii)     The article and section headings contained in this Agreement are for reference purposes only and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(iii)     Words describing the singular number shall be deemed to include the plural and vice versa, and words denoting any gender shall be deemed to include all genders.

(m)     Expenses. Except as expressly provided for herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses; provided, however, all fees, costs and expenses incurred by Gary Stern and the Stockholders in connection with this Agreement, the Settlement Agreement, the Securities Purchase Agreement and the transactions contemplated hereby and thereby shall be paid by the Company.

(n)     Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive reimbursement for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in such action or suit.

(o)     Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.

(p)     Counterparts; Facsimile Transmission of Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

THE COMPANY:

ASTA FUNDING, INC.

By:	/s/ Bruce R. Foster
Name:	Bruce R. Foster
Title:	Chief Financial Officer

THE STOCKHOLDERS:

ASTA GROUP, INC.

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	President

GMS FAMILY INVESTORS, LLC

By:	/s/ Ricky Stern
Name:	Ricky Stern
Title:	Manager

/s/ Gary Stern
GARY STERN

/s/ Ricky Stern
RICKY STERN

/s/ Emily Stern
EMILY STERN

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Asta Funding, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the Company, acting through any of its authorized signatories, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to the subset of shares of Common Stock, par value $0.01 per share, of the Company that now are or hereafter may be beneficially owned by the undersigned and that constitute the Stockholder’s pro-rata portion of the Excess Shares (as such term is defined in that certain Voting Agreement of even date herewith by and between the Company and the undersigned Stockholder (the “Voting Agreement”)) (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy and the Voting Agreement until the earlier of (i) the date on which both the Settlement Agreement and the Securities Purchase Agreement are terminated, (ii) the day after the Expiration Date (as such term is defined in the Voting Agreement) and (iii) the date on which the Company ceases to be a publicly-traded company or a reporting company subject to Section 13 or Section 15(d) of the Exchange Act. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until the earlier of (i) the date on which both the Settlement Agreement and the Securities Purchase Agreement are terminated, (ii) the day after the Expiration Date (as such term is defined in the Voting Agreement) and (iii) the date on which the Company ceases to be a publicly-traded company or a reporting company subject to Section 13 or Section 15(d) of the Exchange Act.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by Applicable Law, is coupled with an interest sufficient in law and is granted pursuant to the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting pursuant to Section 228 of the Delaware General Corporation Law in a manner proportionate to the votes of all of the shares of Common Stock other than Common Shares which voted at such meeting or on such action or written consent (as such terms are defined in the Voting Agreement).

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the earlier of (i) the date of the termination of the Settlement Agreement or the Securities Purchase Agreement, (ii) the date the Company ceases to be a publicly-traded company or a reporting company subject to Section 13 or Section 15(d) of the Exchange Act and (iii) the day after the Expiration Date.

A- 1

SIGNATURE PAGE TO IRREVOCABLE PROXY

Dated: ___________________, 2017

By:	/s/ Gary Stern
GARY STERN

SIGNATURE PAGE TO IRREVOCABLE PROXY

Dated: ___________________, 2017

By:	/s/ Ricky Stern
RICKY STERN

SIGNATURE PAGE TO IRREVOCABLE PROXY

Dated: ___________________, 2017

By:	/s/ Emily Stern
EMILY STERN

SIGNATURE PAGE TO IRREVOCABLE PROXY

Dated: January 6, 2017

ASTA GROUP, INC.

By:	/s/Gary Stern
Name:	Gary Stern
Title:	President

SIGNATURE PAGE TO IRREVOCABLE PROXY

Dated: January 6, 2017

GMS FAMILY INVESTORS, LLC

By:	/s/ Ricky Stern
Name:	Ricky Stern
Title:	Manager

SCHEDULE A

Common Shares Beneficially Owned By the Stockholders

Stockholder	Common Stock
Gary Stern	2,319,416[1]
Ricky Stern	2,122,878[2]
Emily Stern	145,428
Asta Group, Incorporated	842,000
GMS Family Investors LLC	862,000
TOTAL (without duplication)	3,936,111[3]

1 This amount includes (i) 842,000 shares held by Asta Group, Incorporated, which Gary Stern may be deemed to have shared beneficial ownership over because of his role as an officer, director and shareholder of Asta Group, Incorporated, (ii) 145,428 shares held by Emily Stern, which Gary Stern may be deemed to have shared beneficial ownership over because Emily Stern shares a home with Gary Stern; (iii) 2,590 shares held by the Emily Stern 2012 GST Trust, which Gary Stern may be deemed to have shared beneficial ownership over because of his role as a co-trustee of the Emily Stern 2012 GST Trust; and (iv) 503,590 shares held by the Ricky Stern 2012 GST Trust, which Gary Stern may be deemed to have shared beneficial ownership over because of his role as a co-trustee of the Ricky Stern 2012 GST Trust.

2 This amount includes (i) 862,000 shares held by GMS Family Investors LLC, which Ricky Stern may be deemed to have shared beneficial ownership over because of his role as manager of GMS Family Investors LLC, (ii) 503,590 shares held by the Ricky Stern 2012 GST Trust, which Ricky Stern may be deemed to have shared beneficial ownership over because of his role as co-trustee of the Ricky Stern 2012 GST Trust, (iii) 2,590 shares held by the Emily Stern 2012 GST Trust, which Ricky Stern may be deemed to have shared beneficial ownership over because of his role as co-trustee of the Emily Stern 2012 GST Trust, (iv) 243,278 shares held by the Ricky Stern Family 2012 Trust, which Ricky Stern may be deemed to have shared beneficial ownership over because of his role as trustee of the Ricky Stern Family 2012 Trust, and (v) 243,278 shares held by the Emily Stern Family 2012 Trust, which Ricky Stern may be deemed to have shared beneficial ownership over because of his role as trustee of the Emily Stern Family 2012 Trust.

3 This amount reflects the total shares of Common Stock beneficially owned by the listed shareholders, with reductions to avoid duplications and redundancies specified in the footnotes above.